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                                                                    EXHIBIT 23.2


         CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS


November 11, 2005

New Taohuayuan Culture Tourism Company Limited
#1 Dongfeng Road
Xi'an Weiyang Tourism Development District
Xi'an
China

Dear Sirs,

     We consent to the inclusion in Amendment No. 5 of the Registration Statement on Form SB-2 of New Taohuayuan Culture Tourism Co., Ltd., a Nevada corporation, of our report dated May 19, 2005, relating to the financial statements of this company for the years ended December 31, 2003 and 2004.

Yours Faithfully,

Moores Rowland Mazars
CHARTERED ACCOUNTANTS
CERTIFIED PUBLIC ACCOUNTANTS
Hong Kong